                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                              --------------------
                                    FORM 8-K



                                 CURRENT REPORT
               PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                              EXCHANGE ACT OF 1934


     DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  SEPTEMBER 30, 1999



                         FIRSTAMERICA AUTOMOTIVE, INC.
             (Exact name of registrant as specified in its charter)



            DELAWARE                     2-297254-NY             88-0206732
 (State or other jurisdiction of   (Commission File Number)   (I.R.S. Employer
  incorporation or organization)                             Identification No.)


                              601 BRANNAN STREET
             SAN FRANCISCO, CA                                      94107
  (Address of principal executive offices)                        (Zip Code)


      Registrant's telephone number, including area code:  (415) 284-0444


        (Former name, former address and former fiscal year, if changed since last report)
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                         FIRSTAMERICA AUTOMOTIVE, INC.
                                   FORM 8-K


ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS

  On September 30, 1999, FirstAmerica Automotive, Inc. (the "Company") completed the acquisition of the Lucas Dealership Group, Inc., which operates three automobile dealerships in the San Francisco Bay area, three automobile dealerships in the San Jose/Silicon Valley area and one collision repair center. Pursuant to an Agreement and Plan of Merger dated September 10, 1999, by and among the Company and Lucas Dealership Group, Inc., the Lucas Business Continuation Trust, Scott S. Lucas, Patricia A. Yates, Donald L. Lucas, and Lucas Acquisition Corp, a wholly owned subsidiary of FirstAmerica Automotive, Inc., the Company acquired the Lucas Dealership Group, Inc. The purchase price was approximately $70 million, net of cash acquired, and was paid in cash. The Company funded this acquisition from borrowings under its new revolving line of credit from Ford Motor Credit Company.

  In September 1999, the Company obtained a new $200 million floor plan facility and a $138.5 million revolving line of credit facility from Ford Motor Credit Company, replacing the Company's previous $115 million floor plan facility and its $60 million line of credit with General Electric Capital Corporation. The new line of credit was obtained primarily to provide up to $107 million of funding for the Lucas acquisition described above and three additional acquisitions in August and September of Kramer Honda-Volvo, Falconi's Tropicana Honda, and South Bay Chrylser Plymouth Jeep. The line of credit is guaranteed by a $107 million commitment from Sonic Automotive Inc.'s Chairman and Chief Executive Officer, O. Bruton Smith. As previously announced, the Company has entered into a definitive agreement to be acquired by Sonic Automotive. If the transaction with Sonic Automotive Inc. is not completed, the Company may be required to sell Sonic all of the dealership operations and assets the Company acquired with funds from this line of credit.
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ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS.

(a) Pursuant to Item 7(a)(4) of Form 8-K, the financial statements of Lucas Dealership Group, Inc. required pursuant to Rule 3-05 of Regulation S-X will be filed as soon as practicable, but no later than December 14, 1999.

(b) Pursuant to Item 7(a)(4) of Form 8-K, the pro forma financial information of Lucas Dealership Group, Inc. required pursuant to Article 11 of Regulation S-X will be filed as soon as practicable, but no later than December 14, 1999.

(c)  The following exhibits are attached hereto and filed herewith:

Exhibit No.         Description
-----------         -----------

2.1 Agreement and Plan of Merger, dated as of September 10, 1999, by and among FirstAmerica Automotive, Inc., Lucas Dealership Group, Inc., a Texas corporation, the Lucas Business Continuation Trust, a trust settled under the laws of the State of California, Scott S. Lucas, an individual resident in the State of California, Patricia A. Yates, an individual resident in the State of California, Donald L. Lucas, an individual resident in the State of California, and Lucas Acquisition Corp, a Texas corporation and a wholly owned subsidiary of FirstAmerica Automotive, Inc.
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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  October 15, 1999                 FIRSTAMERICA AUTOMOTIVE, INC.


                                        By:  /s/ Thomas A. Price
                                        -------------------------------------
                                        Thomas A. Price
                                        President and Chief Executive Officer